Exhibit 32.2

Certification of the

Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Arc Logistics Partners LP (the “Partnership”) on Form 10-Q for the period ending September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

December 18, 2013

/S/ BRADLEY K. OSWALD
Bradley K. Oswald
Vice President, Chief Financial Officer and Treasurer